SECRETARY'S CERTIFICATE

     The undersigned hereby certifies that he is the duly elected Secretary of TECHNOLOGY RESEARCH CORPORATION, a Florida corporation, and the attached is a true and correct copy of certain resolutions adopted by the Board of Directors at a meeting duly held on the 23rd day of August, 1995, of which a quorum was present.

     IN WITNESS WHEREOF, I have affixed my name as Secretary the 23rd day of August, 1995.


                                       Robert S. Wiggins
                                       _________________
                                       Secretary



                                POWER OF ATTORNEY
                                _________________


      Each of the undersigned directors of TECHNOLOGY RESEARCH CORPORATION, a Florida corporation (the "Company"), in the capacity indicated beside his signature, hereby constitutes and appoints ROBERT S. WIGGINS and RANDY K. STERNS, and each of them (with full power to each to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead, to sign, execute and affix his name, signature and seal to and file with the United States Securities and Exchange Commission the Company's Registration Statement on Form S-8 (File No. 33-32678) covering up to 1,000,000 shares of the Company's common stock which have previously been authorized and reserved for issuance under the 1993 Amended and Restated Non-Qualified Stock Option Plan, and 500,000 shares of the Company's common stock which previously have been authorized and reserved for issuance under the Company's Incentive Stock Option Plan.

      Each of the undersigned officers and directors of the Company grants to said attorneys and each of them full power and authority to do and perform each and every act and thing necessary to be done in order to effectuate such registration as fully to all intents and purposes as he might do personally; ratifies and confirms all that said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof, expressly including such attorney's certification that, to the best of each of the undersigned's knowledge and belief, the Company meets all of the requirements for filing the above described Registration Statement on Form S-8; and grants to said attorneys and each of them the power and authority to prepare, execute on his behalf as necessary and file with the Securities and Exchange Commission or other authority any and all post-effective or other amendments to such registration statement, as initially filed or thereafter amended, all exhibits to such registration statement or such amendments thereto, and any and all agreements, documents and other instruments relating to any aspect of the registration process which may be necessary or convenient to be filed with any of the administrative or regulatory agency or authority.

      IN WITNESS WHEREOF, each of the undersigned officer and directors have hereunto executed this Power of Attorney on the dates indicated below.

Signatures                              Capacity       Date


Raymond H. Legatti                      Director       August 23, 1995
_____________________
Raymond H. Legatti

Raymond B. Wood                         Director       August 23, 1995
_____________________
Raymond B. Wood

Robert S. Wiggins                       Director       August 23, 1995
_____________________
Robert S. Wiggins

Jerry T. Kendall                        Director       August 23, 1995
_____________________
Jerry T. Kendall

Edmund F. Murphy, Jr.                   Director       August 23, 1995
_____________________
Edmund F. Murphy, Jr.